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                                                                   EXHIBIT 10.15

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

$13,250,000                      Dallas, Texas                  October 16, 1995

      FOR VALUE RECEIVED, the undersigned (together, "Borrower"), hereby jointly and severally promise to pay to the order of SHAWMUT CAPITAL CORPORATION a Connecticut corporation, successor by assignment to Barclays Business Credit, Inc. ("Lender"), on or before December 31, 1998, the lesser of (i) THIRTEEN MILLION TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($13,250,000) or (ii) fifty percent (50%) of the unpaid principal amount of all advances made by Lender to Borrower as "Revolving Credit Loans" under the Loan Agreement referred to below.

      Borrower also promises to pay interest on the unpaid principal amount of this Note at the rates and at the times which shall be determined in accordance with the provisions of the Loan and Security Agreement dated as of December 15, 1993, by and among Borrower and Lender (said agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being herein called the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

      This Note is a "Revolving Credit Note" issued pursuant to Section 2.1 of, and is entitled to the benefits of, and subject to the provisions of, the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which Revolving Credit Loans evidenced hereby are made and are to be repaid.

      All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Lender by wire transfer to Lender's account, ABA No. 0710-0028-8, Account No. 183-8549, at Harris Trust and Savings Bank (Chicago, Illinois), Reference: Shawmut Capital Corporation-Dallas, re: Lowrance Electronics, Inc. or at such other place as shall be designated by notice for such purpose in accordance with the terms of the Loan Agreement.

      No agreements, conditions, provisions or stipulations contained in this Note or any other Loan Documents or any other instrument, document or agreement between Borrower and Lender, or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in any Loan Documents or any other agreement between Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such

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Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

      Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower with respect to payments of principal or interest on this Note.

      This Note is subject to voluntary prepayment by Borrower as provided in the Loan Agreement.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

      Borrower promises to pay pursuant to Section 12.4 of the Loan Agreement all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of the Note. Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind, including, without limitation, notices of default, intent to accelerate and acceleration (except such notices as may be required under the Loan Agreement).

      Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence under any default, nor

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shall any single or partial exercise by Lender of any right or remedy preclude any other rights or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      TIME IS OF THE ESSENCE WITH RESPECT TO ALL OF BORROWER'S OBLIGATIONS AND AGREEMENTS UNDER THIS NOTE.

      THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

      This Note is given in renewal, modification and extension, but not in extinguishment or novation, of that certain Secured Promissory Note dated December 15, 1993 in the original principal amount of $13,250,000, executed by Lowrance Electronics, Inc., LEI Extras, Inc., Lowrance Contracts, Inc. and Lowrance Australia Pty Limited.

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        LOWRANCE ELECTRONICS, INC.

                                        By: /s/ Darrell J. Lowrance
                                            ----------------------------------
                                            Darrell J. Lowrance, President

                                        LEI EXTRAS, INC.

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, President

                                        LOWRANCE CONTRACTS, INC.

                                        By: /s/ Terry R. Nimmo
                                            ----------------------------------
                                            Terry R. Nimmo, Vice President

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                                        The Common Seal of
                                        LOWRANCE AUSTRALIA PTY LIMITED
                                        was affixed in accordance with its
                                        Articles of Association in the
                                        presence of:

                                        By: /s/ Darrell J. Lowrance
                                            ----------------------------------
                                            Darrell J. Lowrance, Director

      [SEAL]

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, Director

                                        SEA ELECTRONICS, INC.

                                        By: /s/ Steven L. Schneider
                                            ----------------------------------
                                            Steven L. Schneider, President

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